UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 10, 2011

LAS VEGAS SANDS CORP.
(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation)	001-32373 (Commission File Number)	27-0099920 (IRS Employer Identification No.)

3355 LAS VEGAS BOULEVARD SOUTH LAS VEGAS, NEVADA (Address of principal executive offices)	89109 (Zip Code)

Registrant’s telephone number, including area code:  (702) 414-1000

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders.

           The stockholders of Las Vegas Sands Corp. (the “Company”) voted on the four proposals listed below at the Company’s Annual Meeting of Stockholders held on June 10, 2011.  The proposals are described in detail in the Company’s definitive Proxy Statement filed with the Securities and Exchange Commission on April 29, 2011.

Proposal 1 — Election of Directors

Votes regarding the election of Charles D. Forman, George P. Koo and Irwin A. Siegel to serve on the Board of Directors as Class I directors for three-year terms, which will expire at the Company’s 2014 Annual Meeting of Stockholders, were as follows:

Nominees for Director	Votes For	Votes Withheld	Broker Non-Votes
Charles D. Forman	465,720,915	85,786,820	98,616,676
George P. Koo	537,958,386	13,549,347	98,616,676
Irwin A. Siegel	537,907,122	13,600,613	98,616,676

Proposal 2 — Ratification of the Independent Registered Public Accounting Firm

Votes to ratify the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011 were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
642,551,519	6,256,328	1,316,564	0

Proposal 3 — Advisory (Non-Binding) Vote on Executive Compensation

Votes to approve an advisory (non-binding) resolution on executive compensation were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
476,719,278	72,091,950	2,698,507	98,616,676

Proposal 4 — Advisory (Non-Binding) Vote on the Frequency of Future Stockholder Advisory Votes on Executive Compensation

Votes on an advisory (non-binding) resolution on the frequency of future stockholder advisory votes on executive compensation were as follows:

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
502,842,157	450,921	45,602,676	2,612,611	98,616,676

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated   June 16, 2011

LAS VEGAS SANDS CORP.

By:	/s/ Gayle M. Hyman
Name: Gayle M. Hyman
Title: Senior Vice President and General Counsel

3